Exhibit 99.1

Innovative International Acquisition Corp. and Zoomcar, the World's Largest Emerging Market Focused Car Sharing Platform, Announce Effectiveness of Registration Statement on Form S-4, Date of IOAC's Extraordinary General Meeting to Approve Proposed Business Combination, Zoomcar Written Consent Solicitation

•	Extraordinary general meeting of IOAC shareholders scheduled for October 25, 2023, to vote on the proposed business combination of IOAC with Zoomcar
•	Zoomcar is the world's leading emerging market peer2peer car sharing platform with operations across India, Indonesia and Egypt
•	Zoomcar and IOAC entered into a definitive merger agreement dated October 13, 2022, as amended (the "Merger Agreement")
•	Combined company expected to be named Zoomcar Holdings, Inc. and listed on NASDAQ in fourth quarter of 2023 under ticker "ZCAR"

BANGALORE, India, and DANA POINT, Calif., Oct. 3, 2023 /PRNewswire/ -- Innovative International Acquisition Corp. (NASDAQ: IOAC) ("IOAC"), a Cayman Island registered blank-check special purpose acquisition company, and Zoomcar, Inc., a Delaware corporation ("Zoomcar"), an emerging market focused peer2peer car sharing company, are pleased to announce that IOAC's registration statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission ("SEC") on February 7, 2023 (as amended, the "Registration Statement"), has been declared effective by the SEC. The Registration Statement was filed in connection with the proposed business combination between IOAC and Zoomcar, previously announced on October 13, 2022.

IOAC has scheduled an extraordinary general meeting of IOAC shareholders (the "IOAC Meeting") to seek approval and adoption of the Merger Agreement among IOAC, Zoomcar and the other parties thereto and the transactions contemplated thereby (the "Transaction"), and other related matters, a key milestone in the business combination process.

The IOAC Meeting will be held on October 25, 2023, at 11:00 am Eastern Time at the offices of McDermott Will & Emery, LLP at One Vanderbilt Avenue, New York, NY 10017 and in virtual format at https://web.lumiagm.com/#/228230513 (password: innovative2023).

IOAC's shareholders of record as of the close of business on September 20, 2023, are entitled to receive notice of, to vote, and have their votes counted at the IOAC Meeting and any adjournment thereof.  The joint proxy statement, prospectus and other relevant documents in connection with the proposed Transaction will be mailed to IOAC's shareholders as of the record date. The Registration Statement containing the joint proxy statement and prospectus contains important information about the proposed Transaction, the Merger Agreement, and the proposals to be considered at the IOAC Meeting. The Registration Statement containing the joint proxy statement, prospectus, and proposals to be considered is available through the SEC's website at www.sec.gov.

The joint proxy statement also notifies Zoomcar stockholders of Zoomcar's solicitation of written consents to the Merger Agreement and Transactions associated therewith.  Zoomcar stockholders of record as of September 30, 2023 will be entitled to execute and deliver written consents and are encouraged to review the important information about the proposed Transaction contained in the proxy statement and written consent solicitation materials, in addition to the Registration Statement and IOAC's other public filings available free of charge through the SEC's website at www.sec.gov.

Mohan Ananda, the Chairman and CEO of IOAC stated "I am delighted to announce the SEC's approval of the effectiveness of the S-4 registration statement. This significant milestone brings us one step closer to finalizing the merger transaction with Zoomcar, a leader in emerging markets as the largest car-sharing platform. With the explosion of emerging markets and the wave of global entrepreneurship, I am confident about Zoomcar's bright future as a leading global mobility platform."

Greg Moran, CEO and Co-Founder of Zoomcar commented, "We're thrilled to announce this important milestone in our ongoing partnership with the IOAC team and we look forward to continuing the buildout of our peer2peer car sharing platform across our core emerging market geographies."

The closing of the Transaction, which is expected to occur in the fourth quarter of 2023, is subject to approval by IOAC shareholders, Zoomcar stockholders and the other closing conditions set forth in the Merger Agreement. Upon closing of the Transaction, IOAC is expected to transfer by way of continuation out of the Cayman Islands and into the State of Delaware and be renamed Zoomcar Holdings, Inc., and will continue to operate under the Zoomcar management team, led by Greg Moran, Co-Founder and Chief Executive Officer of Zoomcar. The combined company's common stock is anticipated to be listed on NASDAQ under ticker symbol "ZCAR."

Advisors

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, is acting as exclusive financial advisor and exclusive capital markets advisor to Zoomcar; Ellenoff Grossman & Schole LLP is acting as US legal advisor to Zoomcar. Lincoln International is acting as financial advisor to the special committee of the board of directors of IOAC (the "Special Committee"). Jett Capital Advisors, LLC is acting as financial advisor to IOAC; McDermott Will & Emery LLP is acting as US legal advisor to IOAC. Morris, Nichols, Arsht & Tunnell LLP is acting as legal advisor to the Special Committee. DLA Piper LLP (US) is acting as legal advisor to Cohen & Company Capital Markets.

About Innovative International Acquisition Corp.

IOAC is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. IOAC's management comprises of Dr. Mohan Ananda, Madan Menon and Elaine Price, along with a board of directors that builds on its ability, experience and network with cross border transactions and strategic growth.

About Zoomcar

Founded in 2012 and headquartered in Bengaluru, India, Zoomcar is the leading marketplace for peer2peer car sharing across India, Indonesia and Egypt, with over 21,000 cars registered through its platform. The Zoomcar community connects vehicle owners with guests, who choose from a selection of cars for use at affordable prices, promoting sustainable, smart transportation solutions in growing markets.

Important Information and Where to Find It

This press release refers to a proposed transaction between IOAC and Zoomcar. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, IOAC has filed relevant materials with the SEC, including a registration statement on Form S-4, which was declared effective by the SEC on September 29, 2023, and a final prospectus containing the definitive proxy statement, filed with the SEC on October 2, 2023. Security holders of IOAC, on the one hand, and Zoomcar, on the other, are encouraged to carefully review such information, including the risk factors and other disclosures therein. The definitive proxy statement/prospectus will be sent to all IOAC shareholders; Zoomcar stockholders will also receive a copy of the definitive proxy statement. IOAC also will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of IOAC and Zoomcar are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed by IOAC with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders may obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by IOAC through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

IOAC and Zoomcar and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from IOAC's shareholders in connection with the proposed transaction. Information about IOAC's directors and executive officers and their ownership of IOAC securities is set forth in IOAC's filings with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This press release contains forward-looking statements, which are based on estimates, assumptions, and expectations. Actual results and performance could differ materially and adversely from those expressed or implied in forward-looking statements. IOAC and Zoomcar do not undertake any obligation to update any forward-looking statements, except as required by law.

Contacts

Zoomcar

Media:
Surabi Shetty
surabi.shetty@zoomcar.com

Investors:
Crocker Coulson
crocker.coulson@aummedia.org
(646) 652-7185

Innovative International Acquisition Corp.
Dr. Mohan Ananda, Chairman & CEO
mohan@innovativeacquisitioncorp.com

SOURCE Innovative International Acquisition Corp.